Exhibit 99.1

Contacts:	Media	Investors
	Stephen Cohen	Joyce Arpin
	(212) 886-9332	(702) 880-4707

Caesars Entertainment Announces Formation of Caesars Resort Collection,

Completion of CERP and CGPH Debt Refinancing, Closing of Tender Offers

and Redemption of Debt Securities

LAS VEGAS, December 22, 2017 – Caesars Entertainment Corporation (NASDAQ: CZR) (“Caesars Entertainment” or the “Company”) today announced the formation of Caesars Resort Collection, LLC (“CRC”) and completion of the refinancing of all existing debt at its wholly-owned subsidiaries Caesars Growth Properties Holdings, LLC (“CGPH”) and Caesars Entertainment Resort Properties, LLC (“CERP”).

“The refinancing of the existing debt at CERP and CGPH further lowers our overall cost of capital and meaningfully reduces our interest payments,” said Mark Frissora, President and Chief Executive Officer of Caesars Entertainment. “With this refinancing completed, we have now successfully lowered our expected annual interest expense by $290 million, improving our free cash flow profile and financial flexibility to drive future growth.”

The $1.7 billion gross proceeds from the 5.250% Senior Notes due 2025 (the “CRC Notes”) issued on October 16, 2017 by CRC Escrow Issuer, LLC (“CRC Escrow Issuer”) and CRC Finco, Inc. (“CRC Finance”) has been released from escrow. Additionally, CRC Escrow Issuer and CERP have merged into CGPH with CGPH as the surviving entity, with the merged entity renamed Caesars Resort Collection, LLC. Finally, CRC has entered into new $5.7 billion senior secured credit facilities, which include a five-year $1.0 billion senior secured revolving credit facility (the “Revolving Credit Facility”), $300 million of which will be drawn at close, and a seven-year $4.7 billion senior secured term loan credit facility (the “Term Loan Facility”).

The interest rate under the Term Loan Facility is the London Interbank Offered Rate (“LIBOR”) plus 275 basis points, and the interest rate under the Revolving Credit Facility is LIBOR plus 225 basis points, with reductions to the interest rate under the Revolving Credit Facility upon achievement of certain senior secured leverage ratios. The Revolving Credit Facility will also be subject to a fee of 50 basis points on the commitments thereunder, with reductions upon achievement of certain senior secured leverage ratios.

Proceeds from the CRC Notes and the Term Loan Facility, together with approximately $171 million of cash on hand, were used to (a) repay in full CERP’s and CGPH’s existing senior secured credit facilities plus accrued interest and (b) pay off, (i) with respect to CGPH and Caesars Growth Properties Finance, Inc. (collectively, the “CGPH Purchasers” or the “CGPH Issuers”), $675,000,000 aggregate principal amount of their 9.375% Second-Priority Notes due 2022 (the “CGPH Notes”) plus accrued interest and (ii), with respect to CERP and Caesars Resort Properties Finance, Inc. (collectively, the “CERP Purchasers”), Harrah’s Las Vegas, LLC, Harrah’s Laughlin, LLC, Rio Properties, LLC, AC Conference Holdco., LLC, AC Conference Newco., LLC, Caesars Linq, LLC, Caesars Octavius, LLC, Flamingo Las Vegas Operating Company, LLC, Harrah’s Atlantic City Mezz 1-9, LLC (each of Harrah’s Atlantic City Mezz 1-9, LLC a separate entity), Harrah’s Atlantic City Operating Company, LLC, Harrah’s Atlantic City Propco, LLC, Octavius/Linq Intermediate Holding, LLC and Paris Las Vegas Operating Company, LLC (collectively, together with the CERP Purchasers, the “CERP Issuers”), $1,000,000,000 aggregate principal amount of the 8% First-Priority Senior Secured Notes due 2020 (the “CERP 2020 Notes”) and $1,150,000,000 aggregate principal amount of the 11% Second-Priority Senior Secured Notes due 2021 (the “CERP 2021 Notes” and, together with the CERP 2020 Notes, the “CERP Notes,” and, the CERP Notes, together with the CGPH Notes, the “Notes”) plus accrued interest.

The previously announced tender offers by the CGPH Purchasers and the CERP Purchasers for the Notes expired at 5:00 p.m., New York City Time, on December 21, 2017 (the “Expiration Date”).

The CGPH Purchasers have accepted for purchase $358 million aggregate principal amount of the CGPH Notes that were validly tendered and not withdrawn as of the Expiration Date for an aggregate consideration of approximately $385 million plus accrued and unpaid interest on the CGPH Notes up to, but not including, the date of payment of such consideration.

The CERP Purchasers have accepted for purchase (i) $467 million aggregate principal amount of the CERP 2020 Notes and (ii) $559 million aggregate principal amount of the CERP 2021 Notes that were validly tendered and not withdrawn as of the Expiration Date for an aggregate consideration of approximately (i) $478 million plus accrued and unpaid interest on the CERP 2020 Notes up to, but not including, the date of payment of such consideration and (ii) $594 million plus accrued and unpaid interest on the CERP 2021 Notes up to, but not including, the date of payment of such consideration.

Payment for the applicable tender has occurred pursuant to the terms and conditions, with respect to the CGPH Notes, of the Offer to Purchase dated November 3, 2017, and, with respect to the CERP Notes, the Offer to Purchase dated November 3, 2017, and the related Letters of Transmittal that were sent to each registered holder of the Notes.

Furthermore, the Company announced that the CGPH Issuers and the CERP Issuers (collectively, the “Issuers”) will be redeeming, following the closing of the tender offers, as described above, (i) with respect to the CGPH Issuers, all of the outstanding CGPH Notes (12768W AB2), and (ii) with respect to the CERP Issuers, all of the outstanding CERP 2020 Notes (12768X AA2 / 699742 AA0 / U7012P AA0) and CERP 2021 Notes (12768X AB0 / U7012P AB8 / 699742 AC6). Each of the Notes will be redeemed in full on January 22, 2018 (the “Redemption Date”) at a price equal to (i) with respect to the CGPH Notes, 107.031% of the principal amount thereof, (ii) with respect to the CERP 2020 Notes, 102.000% of the principal amount thereof and (iii) with respect to the CERP 2021 Notes, 105.500% of the principal amount thereof, in each case, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

Inquiries related to procedures to redeem the CGPH Notes, the CERP 2020 Notes and the CERP 2021 Notes may be directed to U.S. Bank National Association, as Trustee and Paying Agent, by telephone at 1-800-934-6802.

This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell any securities. The Issuers will provide notice of redemption to each holder in accordance with the terms of the CGPH Notes, the CERP 2020 Notes and the CERP 2021 Notes, and the related Indentures. Holders should read carefully the applicable notice regarding the procedures to redeem the CGPH Notes, the CERP 2020 Notes and the CERP 2021 Notes.

About Caesars Entertainment Corporation

Caesars Entertainment is the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. Caesars Entertainment is mainly comprised of two wholly owned operating subsidiaries: CEOC, LLC and Caesars Resort Collection, LLC. Since its beginning in Reno, Nevada, in 1937, Caesars Entertainment has grown through development of new resorts, expansions and acquisitions and its portfolio of subsidiaries now operate 47 casinos in 13 U.S. states and five countries. Caesars Entertainment’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. Caesars Entertainment’s portfolio also includes the Caesars Entertainment UK family of casinos. Caesars Entertainment is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. Caesars Entertainment is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

Forward-Looking Statements

This release contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Caesars Entertainment has based these forward-looking statements on its current expectations about future events. Further, statements that include words such as “will” and “expect” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements related to expected interest savings and the redemption of certain notes are necessarily estimates reflecting the best judgment of Caesars Entertainment’s management and involve a number of risks and uncertainties (such as capital markets uncertainties) that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors set forth above and from time to time in Caesars Entertainment’s filings with the Securities and Exchange Commission.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this release. Caesars Entertainment undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.

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